Exhibit 10.1

Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

AGREEMENT

This agreement ("Agreement") is entered into by and between:

Phoenix Digital Solutions LLC, a Delaware limited liability company with its principal place of business at 701 Palomar Airport Road, Suite 170, Carlsbad, CA 92011-1045 ("PDS") and Map Licensing LLC, a California limited liability company with its principal place of business at 2310 Homestead Road, Suite C1-505, Los Altos, CA 94024, and Alliacense Limited LLC, a Delaware limited liability company with its principal place of business at 4880 Stevens Creek Boulevard, #103, San Jose, CA 95129 ("Alliacense").

1.     Project

1.1.     MMP Licensing shall provide IP commercialization services to PDS for the commercialization of the MMP patent portfolio scheduled at Exhibit 1t o Addendum B (the "Patents"), to the Project Group (the Licensing Group plus the Litigation Group) of companies (scheduled at Addendum A) (the "Services").

1.1.1.     MMP Licensing shall conduct a Patent infringement litigation campaign against a group of companies chosen by MMP Licensing from the Project Group. Accordingly, PDS shall grant to MMP Licensing the license attached hereto at Addendum B.

1.1.1.1.     Once such a campaign is initiated, MMP Licensing shall have the option, upon consultation with PDS, to pursue further such campaigns (and thus expand the Litigation Group of companies) provided PDS is not responsible for such litigation attorney's fees or such litigation expenses; and accordingly, PDS shall grant to MMP Licensing the license attached hereto at Addendum B to enable such expansion.

1.1.2.     MMP Licensing shall operate a Patent licensing program for those Project Group Companies that are not in the Litigation Group (the "Licensing Group").

1.1.3.     MMP Licensing will provide updates every thirty days on its Services efforts (or sixty days with respect to Litigation) to PDS, and respond in a timely manner to all reasonable requests by PDS for information regarding the status and activities of licensing and litigation efforts.

1.1.4.     MMP Licensing shall conduct the Services such that Recovery is not comingled with recoveries from other IP commercialization services.

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

1.2.     With respect the Patent infringement litigation currently pending in NDCA (the "NDCA Cases"):

1.2.1.     In the event such cases continue {as a result of a successful appeal for example), Alliacense shall cooperate with all reasonable discovery requests {in the context), and shall provide support to litigation counsel through the provision of properly produced and protected materials.

1.3.     Prior to Project travel, MMP Licensing shall estimate in detail, and PDS shall pay to MMP Licensing, all reasonable travel expenses that have been estimated by MMP Licensing and approved in writing by PDS in advance. MMP Licensing shall have no obligation to incur expenses on behalf of PDS. Any expenses benefiting other MMP Licensing clients shall be equitably allocated.

2.     Distribution of Recovery

2.1.     MMP Licensing shall be entitled to:

2.1.1.     [*]% of each Litigation Group Recovery and NDCA Case Recovery; and

2.1.2.     [*]% of each Licensing Group Recovery; and

2.1.3.     [*]% of each Recovery from any entity not part of the Project Group.

2.2.     With respect to Licensing Group Recovery, MMP Licensing shall arrange the [*]% distribution to MMP Licensing, and the [*]% distribution to PDS, to be paid as direct payments from each such Licensing Group company.

2.3.     With respect Litigation Group Recovery, MMP Licensing shall arrange the [*]% distribution to MMP Licensing to be paid as a direct payment from each such Litigation Group company, and shall arrange the [*]% remainder to be paid as a direct payment from each such Litigation Group company to contingency litigation counsel ("CLC"), whom MMP Licensing shall instruct to deduct its fees and expenses, and to remit the remaining balance to PDS.

2.3.1.     MMP Licensing shall endeavor to arrange for CLC and the funding of litigation expenses on the most favorable terms available (in its reasonable business judgment), such that the combined total should not exceed [*]% of Recovery. The parties acknowledge that such combined total may be significantly less than [*]%, by virtue of, for example, a stair-stepped milestone plan.

2.3.2.     Prior to execution by MMP Licensing, MMP Licensing shall submit its proposed engagement agreement with the CLC (the "CLCA") to PDS Counsel.

2.3.2.1.     The submitted CLCA shall be redacted so as to not reveal the identity of the CLC.

2.3.2.2.     Within 3 business days, PDS counsel may object to the proposed CLCA by submitting a Proper Objection. A Proper Objection is an objection by PDS counsel that is accompanied by a writing detailing (1) the objection, (2) evidence substantiating its belief that the proposed CLCA is objectively commercially unreasonable, and (3) a cure for its objection that, if implemented, would not degrade MMP Licensing's rights or entitlements hereunder.

2.3.2.3.     In the event of a Proper Objection, MMP Licensing shall not execute the proposed CLCA until it resolves the objection.

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

2.4.     With respect to non Project Group Recovery, PDS shall arrange the [*]% distribution to Alliacense to be paid as direct payments from each such non Project Group company.

2.5.     Unless otherwise agreed in writing by PDS and MMP Licensing, no other fees, costs or expenses shall be due to MMP Licensing for the Services provided.

2.6.     "Recovery" means the gross amount of all cash received from the Licensing Companies and the Litigation Companies (including its members, affiliates, successors and assigns) related to the Patents, whether for the performance of a service, the satisfaction or release of any claim or transfer of any rights or benefits relating to the Patents. Recovery shall not include consideration not actually received, such as tax withholdings or credits unless and until such withholdings or credits are refunded to or used by a party.

3.     Settlement

3.1.     Within 24 hours of the execution of this agreement, Alliacense shall provide the MMP Materials for the Group 1 companies (as already produced in the Arbitration) (the "Materials") to DHG under the terms of the NOA already executed by DHG on 31 JAN 2015.

3.2.     As payment in full for fees overdue to Alliacense on the Novatel, Garmin and Barnes & Nobel transactions, PDS shall pay to Alliacense (1) $84,000 within 24 hours of the delivery of the Materials by Alliacense to DHG ("Installment 1"), and (2) $84,000 as "first money out" of subsequent Recovery ("Installment 2") (in the form of direct payments).

3.3.     Within 48 hours of the receipt by Alliacense of Installment 1, the parties hereto shall cause the arbitration pending between Alliacense and PDS (JAMS Ref. No.: 1110018059) (the "Arbitration") to be dismissed with prejudice. The parties shall also execute mutual releases.

4.     Term and Termination

4.1.     Other than any and all rights and obligations hereunder with respect to the Litigation Group:

4.1.1.     This Agreement will terminate six (6) years after the last-to-expire Patent unless earlier terminated by mutual written consent of the parties or as set forth below. All payment obligations due prior to the expiration or termination of this Agreement shall survive such expiration or termination for any reason whatsoever; and

4.1.2.     Either Party may terminate this Agreement in the event of a material breach by the other Party that is not cured, if capable of being cured, within sixty (60) days of written notice of the breach

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

4.2.     In the event of termination:

4.2.1.     By either party, PDS will remain responsible for and shall make all distributions of Recovery to MMP Licensing in accordance with this Agreement for transactions concluded prior to such termination.

4.2.2.     By PDS, MMP Licensing shall be entitled to identify up to three (3) entities from Exhibit A, for which PDS shall pay MMP Licensing the fee otherwise due under Section 2 of this Agreement for Recovery related to any of the up to three identified entities received by PDS within two (2) years following such termination.

5.     Confidentiality

5.1.     The Parties shall maintain this Agreement and the terms of this Agreement as confidential, except that each Party may disclose the terms of this Agreement to its subsidiaries and: (i) to any governmental authority having jurisdiction and requiring such disclosure; (ii) in response to a valid subpoena or as otherwise may be required by law; (iii) as necessary in connection with any tax, securities or other filings, reports or disclosures that may be required under applicable laws or regulations; (iv) in confidence , to a Party's accountants, legal counsel, tax advisors and other financial and legal advisors; (v) as required during the course of litigation; (vi) with obligations of confidentiality comparable to those contained herein, to another Party or its legal or financial advisors in connection with a proposed merger, acquisition, spin-off, financing or similar transaction of such Party or its Subsidiaries; (vii) as necessary to file this Agreement or portions thereof with governmental authorities; and (ix) with the prior written consent of the other Party.

5.2.     Neither this Agreement nor any performance in pursuit of the Project, shall create any rights or licenses to any intellectual property between or among the parties, nor shall it create any obligation to share work product, communications, technology, trade secrets, know-how, show how and other proprietary developments and discoveries conceived or reduced to practice during the term of this agreement.

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

6.     Dispute Resolution

6.1     All rights and obligations under this Agreement shall be resolved as if all persons and all transactions related to this Agreement had their legal residence, situs, and employment in Santa Clara County California. Within 15 days after written notice of the dispute, members of the most senior management of the parties shall meet and exercise their commercially reasonable efforts to resolve any dispute under this Agreement. The Agreement and all performances due hereunder shall continue unabated throughout the entire process and a final adjudication in accordance with the terms hereof has been made from which no appeal or review can be undertaken. In the event the parties fail to resolve their dispute after having undertaken the foregoing efforts, then they may pursue their claims in the appropriate Santa Clara County court.

7.     Representations and Warranties

7.1.     Each Party represents and warrants that it has the right to enter this Agreement, and to undertake the duties hereunder.

7.2.     MMP Licensing will undertake commercially reasonable efforts to execute the Project, but provides no representation or warranty as to the outcome.

7.3.     PDS each represents and warrants that it will:

7.3.1.     Cooperate with and support MMP Licensing in its performance of the Project; and

7.3.2.     Avoid and refrain from any and all activity of any kind or nature that may impede, impair, obstruct, frustrate or otherwise interfere with the activities of MMP Licensing in its performance of the Project.

8.     Other

8.1.     This Agreement together with its Exhibits contains the entire agreement between the Parties.

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of August 10, 2016.

PDS “LICENSOR”	MMP LICENSING “LICENSEE”
By: /s/ Carl Johnson Carl Johnson Title: Manager Date: 10 August 2016 By: /s/ Swamy Venkidu Title: Manager Date: 10 August 2016	By: /s/ Mac Leckrone Mac Leckrone Title: Manager Date: 10 August 2016
Also Acknowledged and Agreed: By: /s/ Mac Leckrone Mac Leckrone Title: President, Alliacnese Date: 10 August 2016

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

EXHIBIT A

PROJECT GROUP COMPANIES

[*]

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

[*]

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

[*]

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

ADDENDUM B

FORM OF LICENSE

This License ("License") is entered into by and between Phoenix Digital Solutions LLC, a Delaware limited liability company , having its principal place of businessat 701 Palomar Airport Road, Suite 170, Carlsbad, CA 92011-1045 ("Licensor'') on the one hand, and MMP Licensing LLC, a California limited liability company with its principal place of business for these purposes at 2310 Homestead Road, Los Altos, CA, Suite C1-505, hereinafter "Licensee" on the other hand.

NOW THEREFORE, for and in consideration of the mutual covenants herein contained as well as of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and pursuant to that certain Agreement between Licensee and Licensor dated 10 August 2016 (the "Agreement"), it is covenanted and agreed by and between the parties hereto that:

1.     Subject Matter.

"Project Patents" means the patents and applications scheduled at Exhibit A, entitled "Schedule of Project Patents."

"Commercialize" means to make and have made, use and have used, sell and have sold, import and have imported.

2.     Conveyance.

2.1.     Licensor hereby grants to Licensee:

2.1.1.     A world-wide, irrevocable, non-exclusive license under the Project Patents to Commercialize Licensee products; and

2.1.2.     With respect to the Litigation Companies, a world-wide, irrevocable, exclusive license under the Project Patents to:

2.1.2.1.     Regulate and control by license, sublicense, affiliation, or other agreement the practice and/or use of any and all of the Project Patents; and

2.1.2.2.      Otherwise pursue the commercialization and enforcement of any and all claims of the Project Patents, including the Commercialization of any and all products and/or services and the practice of any and all methods and processes covered by any and all claims of any or all of the Project Patents; and

2.1.2.3.      Sue on and collect for its own use and benefit all claims and/or entitlements with respect to damages by reason of past, present and future infringement or use of any and all of the Project Patents; and,

2.1.2.4.       Pursue in its own name and for its own use and benefit all remedies of whatsoever kind or nature (including injunctive relief) relating to the past, present, or future infringement or use of any and all of the Project Patents.

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

3.     Attachments.

• Exhibit A: Schedule of Project Patents

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of August 10, 2016.

PDS “LICENSOR”	MMP LICENSING “LICENSEE”
By: /s/ Carl Johnson Carl Johnson Title: Manager Date: 10 August 2016 By: /s/ Swamy Venkidu Title: Manager Date: 10 August 2016	By: /s/ Mac Leckrone Mac Leckrone Title: Manager Date: 10 August 2016

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Confidential information has been omitted from portions of this document, indicated by [*], and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

EXHIBIT A

SCHEDULE OF PROJECT PATENTS

Country	Patent #	Filing	App #	Issue	Title
us	5,440 ,749	03-Aug-89	07/389 ,334	08-Aug-95	High Performance, Low Cost Microprocessor with Combination Stack and Register Architecture
us	5,530 890	07-Jun-95	08/480 206	25-Jun-96	High Performance, Low Cost Microprocessor
us	5,530 890 C1	16-Jan-09	90/009 388	01-Mar-11	High Performance, Low Cost Microprocessor
us	5,659,703	07-Jun-95	08/482,185	19-Aug-97	Microprocessor System With Hierarchical Stack And Method Of Operation
us	5,809,336	07-Jun-95	08/484,918	15-Sep-98	High Performance Microprocessor Having Variable Speed System Clock
us	6,598,148 C1	21-Sep-06	90/008,227	06-Sep-11	High Performance Microprocessor Having Variable Speed System Clock
us	6,598 ,148 C1	29-May-09	90/010,562	06-Sep-11	High Performance Microprocessor Having Variable Speed System Clock
us	5,809,336 C1	19-Oct-06	90/008,306	15-Dec-09	High Performance Microprocessor Having Variable Speed System Clock
us	5,809,336 C1	17-Nov-06	90/008,237	15-Dec-09	High Performance Microprocessor Having Variable Speed System Clock
us	5,809,336 C1	30-Jan-07	90/008,474	15-Dec-09	High Performance Microprocessor Having Variable Speed System Clock
us	5,809,336 C2	24-Aug-09	90/009 ,457	23-Nov-10	High Performance Microprocessor Having Variable Speed System Clock
us	5 ,784,584	07-Jun-95	08/484,935	21-Jul-98	High Performance Microprocessor Using Instructions That Operate Within Instruction Groups
us	5,784,584 C1	15-Nov-06	90/008,225	21-Jul-09	High Performance Microprocessor Using Instructions That Operate Within Instruction Groups
us		19-Oct-06	90/008,299	21-Jul-09	High Performance Microprocessor Using Instructions That Operate Within Instruction Groups
us	5,604,915	07-Jun-95	08/485 ,031	18-Feb-97	Data Processing System Having Load Dependent Bus Terminal
us	5,440,749 C1	31-Mar-08	90/009,034	07-Jun-11	High Performance, Low Cost Microprocessor Architecture
us	5,440,749 C1	16-Jan-09	90/009,389	07-Jun-11	High Performance, Low Cost Microprocessor Architecture
us	5,440 ,749 C1	30-Apr-09	90/010,520	07-Jun-11	High Performance, Low Cost Microprocessor Architecture
IR	0870226	04-Oct-96	96934069.4	21-Mav-03	RISC Microprocessor Architecture
JP	JP 3739797	04-Oct-96	1996-515848	11-Nov-05	RISC Microprocessor Architecture
JP	3955305	22-Aug-05	2005-240441	11-Mav-07	RISC Microprocessor Architecture
JP	4859616	10-Oct-06	2006-276681	11-Nov-11	RISC Microprocessor Architecture
UK	0870226	04-Oct-96	96934069.4	21-Mav-03	RISC Microprocessor Architecture
JP		12-Nov-08	2008-290229		RISC Microprocessor Architecture
JP		15-Jun-09	2009-141967		RISC Microprocessor Architecture
us		31-Oct-07	11/981,278		Using Breakpoints for Debugging in a RISC Microprocessor Architecture
us	6,598,148	29-Jul-98	09/124,623	22-Jul-03	High Performance Microprocessor Having Variable Speed System Clock
DE	DE 69033568 .7	02-Aug-90	97200767.8	14-Jun-00	High Performance, Low Cost Microprocessor
EPO	EP 0786730	14-Mar-97	97200767 .8	14-Jun-00	High Performance, Low Cost Microprocessor
FR	0786730	02-Aug-90	97200767 .8	14-Jun-00	High Performance, Low Cost Microprocessor
IT	0786730	02-Aug-90	97200767.8	14-Jun-00	High Performance Low Cost Microprocessor
JP	JP 2966085	02-Aug-90	02-511130	25-Oct-99	High Performance, Low Cost Microprocessor
NL	0786730	02-Aug-90	97200767 .8	14-Jun-00	High Performance Low Cost Microprocessor
UK	0786730	02-Aug-90	97200767 .8	14-Jun-00	High Performance, Low Cost Microprocessor
us		06-Oct-95	60/005,408		RISC Microprocessor Architecture

Any other U.S. or Non U.S. patent or application issued or pending which is a continuation, divisional, continuation in part, reissue, or reexamination of any of the scheduled patents or applications.

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